Exhibit 10.10

Execution Copy

THIRD AMENDMENT AGREEMENT

TO

Re:	Note Purchase Agreement Dated as of January 25, 2013
of UTi Worldwide Inc.

December 5, 2013

To the holders listed in Schedule A to

this Third Amendment Agreement (the “Holders”)

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement dated as of January 25, 2013 among UTi Worldwide Inc., an international business company incorporated under the laws of the British Virgin Islands with IBC No. 141257 (the “Company”), each of the Subsidiary Guarantors party thereto, and the Purchasers named in Schedule A thereto as amended pursuant to that certain First Amendment Agreement dated as of June 5, 2013 and that certain Second Amendment Agreement dated as of September 5, 2013 (the “Existing Note Purchase Agreement”), pursuant to which U.S.$150,000,000 aggregate principal amount of its 4.10% Senior Unsecured Guaranteed Notes, Series A, due February 1, 2022 (the “Series A Notes”) and U.S.$50,000,000 aggregate principal amount of its 3.50% Senior Unsecured Guaranteed Notes, Series B, due February 1, 2020 (the “Series B Notes” and together with the “Series A Notes,” the “Notes”) were issued and are currently outstanding. The Existing Note Purchase Agreement, as amended hereby, is referred to as the “Note Purchase Agreement.”

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company requests the amendment of a certain provision of the Existing Note Purchase Agreement and the Notes issued thereunder as hereinafter provided.

Upon your acceptance hereof in the manner hereinafter provided and upon satisfaction of all conditions to the effectiveness hereof, this Third Amendment Agreement shall constitute a contract between us amending the Existing Note Purchase Agreement, but only in the respects hereinafter set forth and only after the conditions set forth in Section 2 have been satisfied:

SECTION 1.	AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT AND NOTES.

Section 1.1. Section 1.1 of the Existing Note Purchase Agreement and the Notes are hereby amended effective as of November 1, 2013, as follows:

(a) The reference to “4.10%” in the definition of Series A Notes under Section 1 of the Note Purchase Agreement is hereby replaced with a reference to “4.35%.” All references to “4.10%” as the interest rate of the Series A Notes in the Note Purchase

UTi Worldwide Inc.	Third Amendment Agreement

Agreement and in the Series A Notes are hereby replaced with a reference to “4.35%” and all references to “6.10%” as the default interest rate in the Note Purchase Agreement and in the Series A Notes are hereby replaced with a reference to “6.35%.” Interest will accrue on the Series A Notes at the rate of 4.10% per annum up to but not including November 1, 2013 (the “Effective Date”) and from and including the Effective Date, at the rate of 4.35% per annum.

(b) The reference to “3.50%” in the definition of Series B Notes under Section 1.1 of the Note Purchase Agreement is hereby replaced with a reference to “3.75%.” All references to “3.50%” as the interest rate of the Series B Notes in the Note Purchase Agreement and in the Series B Notes are hereby replaced with a reference to “3.75%” and all references to “5.50%” as the default interest rate in the Note Purchase Agreement and in the Series B Notes are hereby replaced with a reference to “5.75%.” Interest will accrue on the Series B Notes at the rate of 3.50% per annum up to but not including November 1, 2013 (the “Effective Date”) and from and including the Effective Date, at the rate of 3.75% per annum.

(c) Each Series A Note is amended to replace the existing CUSIP number with the new CUSIP number G9158* AF1 and each Series B Note is amended to replace the existing CUSIP number with the new CUSIP number G9158* AG9.

(d) The foregoing interest rate increases set forth in paragraphs (a) and (b) above are in addition to, and not in replacement of, the interest rate increases set forth in the Second Amendment.

Section 1.2. The introductory paragraph to Section 7.1(h) of the Existing Note Purchase Agreement is hereby amended effective as of the date hereof to read in its entirety as follows:

(h) Monthly Statements – promptly after the same are available and in any event within 30 days after each calendar month end through the Compliance Date and thereafter so long as the Company is required to deliver such statements to any other creditor of the Company or any Subsidiary, internally prepared on a non-GAAP basis:

UTi Worldwide Inc.	Third Amendment Agreement

Section 1.3. Section 7.1(h) of the Existing Note Purchase Agreement is hereby amended effective as of the date hereof by deleting the word “and” from paragraph (iii), replacing the “.” at the end of paragraph (iv) with “; and” and inserting the following paragraph (v) to read as follows:

(v) a certificate of a Senior Financial Officer setting forth the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Section 10.3.

Section 1.4. Section 10.3 of the Existing Note Purchase Agreement is hereby amended effective as of August 1, 2013, to read in its entirety as follows:

Consolidated Total Debt Coverage. Except as otherwise set forth in the next succeeding sentence, the Company will ensure that the ratio of Consolidated Total Debt at any time to Consolidated EBITDA for the Measurement Period then or most recently ended, is not greater than 3.00 to 1.00. Notwithstanding the foregoing, (i) for the period from and including August 1, 2013 through and including January 30, 2014, the covenant set forth in the preceding sentence shall not be operative other than on October 31, 2013, on which date the Company will ensure that the ratio of Consolidated Total Debt to Consolidated EBITDA for the Measurement Period then ended, is not greater than 3.50 to 1.00 and (ii) for the period from and including January 31, 2014 through and including July 30, 2014 the Company will ensure that the ratio of Consolidated Total Debt at any time to Consolidated EBITDA for the Measurement Period then or most recently ended, is not greater than 3.25 to 1.00.

Section 1.5. Section 10.12 of the Existing Note Purchase Agreement shall be and is hereby amended effective as of October 31, 2013, to read in its entirety as follows:

Minimum Debt Service Ratio. The Company will not permit the Debt Service Ratio to be, as of the end of any Measurement Period, (a) less than 2.25 to 1.00 for the Measurement Period ended October 31, 2013, and (b) less than 2.50 to 1.00 thereafter.

Section 1.6. Section 10 of the Existing Note Purchase Agreement shall be and is hereby amended effective as of December 5, 2013 to add the following new Section 10.14:

Section 10.14. Committed Credit Facility. The Company shall at all times maintain committed line of credit facilities or revolving credit facilities (exclusive of facilities under which South African Subsidiaries can borrow) in an aggregate amount equal to

UTi Worldwide Inc.	Third Amendment Agreement

or greater than U.S.$100,000,000 (or its equivalent in other currencies) with not less than 90 days remaining until the termination of such facilities.

Section 1.7. Exhibit 1-A and Exhibit 1-B to the Note Purchase Agreement are hereby amended to be in the form of Exhibit A and Exhibit B, respectively, to this Third Amendment.

Section 1.8. At the option of each Noteholder, in accordance with Section 14.2 of the Note Purchase Agreement, such Noteholder may request that its Note or Notes be exchanged for a replacement Note or Notes of the same Series in the form of Exhibit A or Exhibit B, respectively, reflecting the foregoing amendments to the Notes (the “Replacement Notes”). The Company agrees to promptly issue and deliver Replacement Notes to each Noteholder requesting the same in exchange for a like principal amount of the Notes now held by such Noteholder or its nominee. Noteholders may exercise the foregoing option by delivering the original existing Notes to Chapman and Cutler LLP, as special counsel for the Noteholders, for delivery to the Company.

SECTION 2.	CONDITIONS PRECEDENT.

This Third Amendment Agreement shall not become effective until, and shall become effective on, the business day when each of the following conditions shall have been satisfied:

(a) The Holders shall have received this Third Amendment Agreement, duly executed by each Obligor.

(b) The Holders shall have consented to this Third Amendment Agreement as evidenced by their execution hereof.

(c) The representations and warranties of the Obligors set forth in Section 3 hereof shall be true and correct in all material respects as of the date of the execution and delivery of this Third Amendment Agreement.

(d) Any consents or approvals from any holder or holders of any outstanding security of any Obligor or any Subsidiary and any amendments of agreements pursuant to which any securities may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be reasonably satisfactory in form and substance to the Holders and their special counsel.

(e) The Obligors shall have paid the fees and disbursements of the Holders’ special counsel, Chapman and Cutler LLP, incurred in connection with the negotiation, preparation, execution and delivery of this Third Amendment Agreement and the transactions contemplated hereby which fees and disbursements are reflected in the statement of such special counsel delivered to the Company at the time of the execution and delivery of this Third Amendment Agreement.

UTi Worldwide Inc.	Third Amendment Agreement

(f) All corporate and other proceedings in connection with the transactions contemplated by this Third Amendment Agreement, including, without limitation, resolutions authorizing the amendments contemplated by this Third Amendment Agreement certified by the Company, and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

(g) On or prior to December 9, 2013, each Holder shall have received a fully executed copy of the letter dated on or about December 5, 2013 from Commerzbank Aktiengesellschaft to the Company which amends the Agreement relating to Credit Facility dated 25 January 2013, in a form which is satisfactory in form and substance to the Required Holders (the “Amendment to Commerzbank Facility”).

(h) Each Holder shall have received a fully executed copy of the Third Amendment to Amended and Restated Letter of Credit and Cash Draw Agreement dated as of December 5, 2013 between Nedbank Limited, acting through its London Branch, and the Company which amends the Amended and Restated Letter of Credit and Cash Draw Agreement, dated as of June 24, 2011, in a form which is satisfactory in form and substance to the Required Holders (the “Amendment to Nedbank Facility”).

(i) Each Holder shall have received a fully executed copy of the Third Amendment to Amended and Restated Letter of Credit Agreement dated December 5, 2013 between The Royal Bank of Scotland plc and the Company which amends the Amended and Restated Letter of Credit Agreement, in a form which is satisfactory in form and substance to the Required Holders (the “Amendment to RBS Facility”).

(j) Each Holder shall have received a fully executed copy of the Amendment No. 3 to Credit Agreement dated December 5, 2013 between Bank of the West and the Company which amends the Credit Agreement dated as of June 24, 2011, in a form which is satisfactory in form and substance to the Required Holders (the “Amendment to Bank of the West Facility”).

SECTION 3.	REPRESENTATIONS AND WARRANTIES.

Each Obligor, jointly and severally, hereby represents and warrants that as of the date hereof and as of the date of execution and delivery of this Third Amendment Agreement:

(a) Each Obligor is duly organized and validly existing under the laws of its jurisdiction of organization.

(b) This Third Amendment Agreement and the transactions contemplated hereby are within the corporate powers of each Obligor, have been duly authorized by all necessary corporate action on the part of each Obligor and this Third Amendment Agreement has been duly executed and delivered by each Obligor and constitutes legal, valid and binding obligations of each Obligor enforceable in accordance with its terms.

UTi Worldwide Inc.	Third Amendment Agreement

(c) Each Obligor represents and warrants that there are no Defaults or Events of Default under the Existing Note Purchase Agreement immediately before giving effect to this Third Amendment Agreement nor under the Note Purchase Agreement, immediately after giving effect to this Third Amendment Agreement.

(d) The execution, delivery and performance of this Third Amendment Agreement by each Obligor does not and will not result in a violation of or default under (A) the articles of association or bylaws of any Obligor, (B) any material agreement to which any Obligor is a party or by which it is bound or to which any Obligor or any of their properties is subject, (C) any material order, writ, injunction or decree binding on any Obligor, or (D) any statute, regulation, rule or other law applicable to any Obligor in any material respect.

(e) No authorization, consent, approval, exemption or action by or notice to or filing with any court or administrative or governmental body (other than periodic filings with regulatory authorities, none of which are required to be filed as of the effective date of this Third Amendment Agreement and all of which the Company agrees to timely file) is required in connection with the execution and delivery of this Third Amendment Agreement or the consummation of the transactions contemplated thereby.

(f) No Obligor has paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any indebtedness or permanently reduced any borrowing capacity, in each case, in connection with the obtaining of any consents or approvals in connection with the transactions contemplated hereby including, without limitation thereof in connection with the Amendment to Commerzbank Facility, the Amendment to Nedbank Facility, the Amendment to Bank of the West Facility, the Amendment to Sumitomo Bank Facility and the Amendment to Nedbank Facility, other than the fees set forth in such amendments and the payment of legal fees of counsel to the lenders and agents under such amendments.

(g) Each Subsidiary of the Company which is a borrower or guarantor under the Credit Agreement as of the date hereof is a Subsidiary Guarantor hereunder.

SECTION 4.	MISCELLANEOUS.

Section 4.1. Except as amended herein, all terms and provisions of the Existing Note Purchase Agreement, the Notes, the Subsidiary Guarantee Agreement and related agreements and instruments are hereby ratified, confirmed and approved in all respects.

Section 4.2. Any and all notices, requests, certificates and other instruments, including the Notes, may refer to the “Note Purchase Agreement” without making specific reference to the Third Amendment Agreement, but nevertheless all such references shall be deemed to include the Third Amendment Agreement unless the context shall otherwise require.

UTi Worldwide Inc.	Third Amendment Agreement

Section 4.3. This Third Amendment Agreement and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder.

Section 4.4. This Third Amendment Agreement shall be governed by and construed in accordance with New York law excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 4.5. The capitalized terms used in this Third Amendment Agreement shall have the respective meanings specified in the Note Purchase Agreement unless otherwise herein defined, or the context hereof shall otherwise require.

UTi Worldwide Inc.	Third Amendment Agreement

The execution hereof by the Holders shall constitute a contract among the Obligors and the Holders for the uses and purposes hereinabove set forth. This Third Amendment Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

UTi WORLDWIDE INC.

By	/s/ Lance D’Amico
Duly Authorized Signatory (acting pursuant to, and in accordance with, an empowering resolution of the Board of Directors of UTi Worldwide Inc.)

UTi Worldwide Inc.	Third Amendment Agreement

UTI (AUST) PTY LIMITED
UTI BELGIUM N.V.
UTI LOGISTICS N.V.
UTI NETWORKS LIMITED
UTI, CANADA, INC.
UTI CANADA CONTRACT LOGISTICS INC.
UTI DEUTSCHLAND GMBH
UTI (HK) LIMITED
UTI GLOBAL SERVICES B.V.
UTI NEDERLAND B.V.
UTI TECHNOLOGY SERVICES PTE. LTD.
UTI WORLDWIDE (SINGAPORE) PTE LTD
SERVICIOS LOGISTICOS INTEGRADOS SLI SA
UTI IBERIA S.A.
UTI WORLDWIDE (UK) LIMITED
UTI INVENTORY MANAGEMENT SOLUTIONS INC.
CONCENTREK, INC.
INTRANSIT, INC.
MARKET TRANSPORT, LTD.
SAMMONS TRANSPORTATION, INC.
UTI, UNITED STATES, INC.
UTI INTEGRATED LOGISTICS, LLC
KABUSHIKI KAISHA UTI

By	/s/ Lance D’Amico
Authorized Signatory

GODDARD COMPANY LIMITED
PYRAMID FREIGHT (PROPRIETARY) LIMITED
UTI INTERNATIONAL INC.

By	/s/ Lance D’Amico
Duly Authorized Signatory (acting pursuant to, and in accordance with, an empowering resolution of the Board of Directors of UTi Worldwide Inc.)

UTi Worldwide Inc.	Third Amendment Agreement

This foregoing Third Amendment Agreement is hereby accepted and agreed to as of the date aforesaid.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

	By	/s/ Cornelia Cheng
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc., as investment manager

	By	/s/ Cornelia Cheng
Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management (Japan), Inc., as Investment Manager

By:	Prudential Investment Management, Inc., as Sub-Adviser

	By	/s/ Cornelia Cheng
Vice President

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By:	Prudential Investment Management (Japan), Inc., as Investment Manager

By:	Prudential Investment Management, Inc., as Sub-Adviser

	By	/s/ Cornelia Cheng
Vice President

UTi Worldwide Inc.	Third Amendment Agreement

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P., (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

	By	/s/ Cornelia Cheng
Vice President

NAME OF HOLDER	PRINCIPAL AMOUNT OF OUTSTANDING NOTES HELD AS OF JUNE 5, 2013		SERIES

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	U.S.$	70,392,000	A
	U.S.$	14,400,000	B
	U.S.$	12,600,000	B

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY	U.S.$	46,400,000	A
	U.S.$	3,600,000	A

GIBRALTAR LIFE INSURANCE CO., LTD.	U.S.$	20,000,000	A

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.	U.S.$	9,608,000	A

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY	U.S.$	23,000,000	B

SCHEDULE A

(to Third Amendment Agreement)

[FORM OF SERIES A NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SAID ACT OR SUCH OTHER LAWS.

UTI WORLDWIDE INC.

U.S.$150,000,000 4.35% Senior Unsecured Guaranteed Notes, Series A,

due February 1, 2022

No. AR-[ ]	[Date]
U.S.$[ ]	PPN G9158* AF1

FOR VALUE RECEIVED, the undersigned, UTi Worldwide Inc. (herein called the “Company”), a BVI Business Company incorporated and existing under the laws of the British Virgin Islands with BVI company number 141257, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on February 1, 2022, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.35% per annum from the date hereof, payable semiannually, on the first day of February and August in each year, commencing with February 1, 2013, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.35% and (ii) 2% over the rate of interest publicly announced by Royal Bank of Scotland from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand). For the period beginning on August 1, 2013 and ending on the Compliance Date, the foregoing rates of interest applicable to this Note are subject to increase and decrease on the terms and conditions more fully set forth in the Note Purchase Agreement referred to below.

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Royal Bank of Scotland in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of January 25, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Company, certain Subsidiary Guarantors party thereto and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality

EXHIBIT A

provisions set forth in Section 21 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

The payment and performance of this Note is unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guarantee Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

UTi WORLDWIDE INC.

By
Name:
Its: Duly Authorized Signatory (acting pursuant to and in accordance with, an empowering resolution of the Board of Directors of UTi Worldwide Inc.)

E-A-2

[FORM OF SERIES B NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SAID ACT OR SUCH OTHER LAWS.

UTI WORLDWIDE INC.

U.S.$50,000,000 3.75% Senior Unsecured Guaranteed Notes, Series B,

due February 1, 2020

No. BR-[ ]	[Date]
U.S.$[ ]	PPN G9158* AG9

FOR VALUE RECEIVED, the undersigned, UTi Worldwide Inc. (herein called the “Company”), a BVI Business Company incorporated and existing under the laws of the British Virgin Islands with BVI company number 141257, hereby promises to pay to [                    ], or registered assigns, the principal sum of [                    ] DOLLARS (or so much thereof as shall not have been prepaid) on February 1, 2020, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 3.75% per annum from the date hereof, payable semiannually, on the first day of February and August in each year, commencing with February 1, 2013, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.75% and (ii) 2% over the rate of interest publicly announced by Royal Bank of Scotland from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand). For the period beginning on August 1, 2013 and ending on the Compliance Date, the foregoing rates of interest applicable to this Note are subject to increase and decrease on the terms and conditions more fully set forth in the Note Purchase Agreement referred to below.

Payments of principal of, interest on and any Make-Whole Amount or Modified Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Royal Bank of Scotland in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of January 25, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Company, certain Subsidiary Guarantors party thereto and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality

EXHIBIT B

provisions set forth in Section 21 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

The payment and performance of this Note is unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guarantee Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount or Modified Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

UTi WORLDWIDE INC.

By
Name:
Its: Duly Authorized Signatory (acting pursuant to and in accordance with, an empowering resolution of the Board of Directors of UTi Worldwide Inc.)

E-B-2